Exhibit 10.1

CONTRACT OF SALE
LAKEWOOD FLATS, DALLAS, TEXAS

This CONTRACT OF SALE (this “Contract”) is made and entered as of the Effective Date (as hereinafter defined) by and between 7425 La Vista, LLC, a Texas limited liability company (“Seller”), and DFW Lakewood Flats Apartments LLC, a Wisconsin limited liability company or its permitted assigns (“Buyer”).

For and in consideration of the mutual covenants and agreements contained in this Contract and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:

1.                                      PURCHASE AND SALE:  Seller agrees to sell and convey to Buyer, and Buyer agrees to buy from Seller, the Property (as hereinafter defined) for the consideration and upon and subject to the terms, provisions and conditions hereinafter set forth.  The “Property” means:

(a)                                 The land situated in Dallas County, Texas, more particularly described in Exhibit A to this Contract (the “Land”), together with (i) the improvements situated on the Land commonly known as Lakewood Flats and all other structures, fixtures, buildings and improvements situated on the Land (such buildings, structures, fixtures and improvements being herein called the “Improvements”), (ii) any and all rights, titles, powers, privileges, easements, licenses, rights-of-way and interests appurtenant to the Land and the Improvements, (iii) all rights, titles, powers, privileges, licenses, easements, rights-of-way and interests, if any, of Seller, either at law or in equity, in possession or in expectancy, in and to any real estate lying in the streets, highways, roads, alleys, rights-of-way or sidewalks, open or proposed; in front of, above, over, under, through or adjoining the Land and in and to any strips or gores of real estate adjoining the Land, and (iv) all rights, titles, powers, privileges, interests, licenses, easements and rights-of-way appurtenant or incident to any of the foregoing;

(b)                                 All equipment, fixtures, appliances, inventory and other personal property of whatever kind or character owned by Seller and attached to or installed or located on or in the Land or the Improvements, including, but not limited to, furniture, furnishings, drapes and floor coverings, office equipment and supplies, computers, heating, lighting, refrigeration, plumbing, ventilating, incinerating, cooking, laundry, communication, electrical, dishwashing, and air conditioning equipment, disposals, window screens, storm windows, recreational equipment, pool equipment, patio furniture, sprinklers, hoses, tools and lawn equipment (the “Personal Property”);

(c)                                  All of Seller’s right, title and interest in and to the tenant leases identified on the rent roll delivered at the Closing by Seller to Buyer pursuant to Section 4(b)(xi) and which relate to the Improvements (“Tenant Leases”) and all deposits (security, pet or otherwise) actually paid to or received by Seller in connection therewith

(and not as of the Closing Date returned to or forfeited by tenants under Tenant Leases), as set forth on the rent roll delivered at the Closing by Seller to Buyer pursuant to Section 4(b)(xi), service and maintenance contracts identified on Exhibit B to the Assignment and Assumption Agreement delivered by Seller to Buyer pursuant to Section 4(b)(iii).  Buyer shall assume all Service Contracts (as defined below) as and to the extent provided in Section 5(g) (excluding Terminable Contracts that Purchaser elects not to assume pursuant to Section 5(g)), but only to the extent that such Service Contracts are assignable by Seller without any necessary third party consent or fees, or to the extent that all necessary third party consents to such assignments have been obtained (provided that Seller shall not be obligated to obtain such third party consents); and

(d)                                 All of Seller’s right, title and interest, if any, in and to:  (i) all trademarks, trade names or symbols pertaining to “Lakewood Flats” or under which the Land or the Improvements (or any part thereof) is otherwise operated (the “Trade Name”), excluding any trademark, name or symbol incorporating the name “Behringer”; (ii) all telephone numbers and URLs used in connection with the operation of the Property, but only to the extent such telephone numbers or URLs are assignable without any necessary third party consent, or to the extent that all necessary third party consents to such assignments have been obtained (provided that Seller shall not be obligated to obtain such third party consents, but shall be obligated to reasonably cooperate with Buyer to obtain such consents if Buyer chooses to obtain such consents); and (iii) any warranties, guaranties, bonds, licenses, certificates, plans or specifications or permits (to the extent assignable without any necessary third party consent, or to the extent that all necessary third party consents to such assignments have been obtained (provided that Seller shall not be obligated to obtain such third party consents, but shall be obligated to reasonably cooperate with Buyer to obtain such consents if Buyer chooses to obtain such consents) (subsections (i), (ii) and (iii) collectively referred to as “Intangible Property”).

2.                                      CONTRACT SALES PRICE:  The total purchase price for the Property (the “Sales Price”) shall be SIXTY-EIGHT MILLION SEVEN HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($68,750,000.00), payable in cash at Closing (as hereinafter defined).  Payment in cash shall mean by cashier’s check or certified check drawn on a national banking association acceptable to Seller or by wire transfer of immediately available federal funds (the foregoing types of funds are hereinafter referred to as “Immediately Available Funds”).

3.                                      EARNEST MONEY:  Not later than three (3) business days after the Effective Date, Buyer shall deliver to Republic Title of Texas, Inc., 2626 Howell Street, 10th Floor, Dallas, Texas 75204, Attention:  Chase Evans (the “Title Company”), as escrow agent, SIX HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($650,000.00) (by Immediately Available Funds) as earnest money (the “Earnest Money”), which funds shall be deposited and held by the Title Company in an interest bearing account.  If Buyer does not timely deliver the Earnest Money as provided in this Section 3, or if the Title Company is unable to immediately cash the check representing the Earnest Money and obtain the proceeds thereof, this Contract shall be null and void, and neither party shall have any right or obligation hereunder.  The Earnest Money shall be invested in an interest-bearing account at one or more federally insured national banking institutions, provided Buyer satisfies the Title Company’s requirements with respect thereto. The term “Earnest Money” as used herein shall include the amount required to be initially deposited with the Title Company and any interest earned thereon.  In the event the transaction contemplated by this Contract is closed, the Earnest Money will be applied in payment of the Sales Price to be paid at Closing.  In the event the transaction is not closed, the Earnest Money shall be disbursed in accordance with the provisions of this Contract.

4.                                      CLOSING:

(a)                                 Closing Date.  The closing of the sale of the Property to Buyer (the “Closing”) shall take place at the Title Company on June 7, 2016 (the “Closing Date”).  The parties may effect the Closing by making their Closing deliveries into escrow with Title Company pursuant to escrow instructions that do not conflict with the terms of this Contract.

(b)                                 Seller’s Closing Deliveries.  At the Closing, Seller shall deliver to Buyer, at Seller’s sole cost and expense (except as otherwise provided in this Section 4(b) and Section 4(d)), the following:

(i)                                     a Special Warranty Deed (the “Special Warranty Deed”) duly executed and acknowledged by Seller, in the form attached as Exhibit B, subject only to any and all Permitted Exceptions (as hereinafter defined) and any others approved by Buyer in writing;

(ii)                                  a Bill of Sale duly executed by Seller, in the form attached as Exhibit C;

(iii)                               an Assignment and Assumption Agreement (the “Assignment and Assumption Agreement”) duly executed by Seller, in the form attached as Exhibit D;

(iv)                              an Assignment of Tenant Leases and Assumption (the “Assignment of Leases”) duly executed by Seller, in the form attached as Exhibit E;

(v)                                 a Pro-Forma Owner’s Policy of Title Insurance (the “Pro-Forma Owner’s Title Policy”), issued in the standard form in use in the State of Texas, the final policy to be issued by the Title Company in due course after Closing, in the full amount of the Sales Price, dated as of the date of recording of the Special Warranty Deed, insuring Buyer’s fee simple title to the Land and Improvements to be good and indefeasible subject only to Permitted Exceptions and others approved by Buyer in writing;

(vi)                              possession of the Property, subject only to the Tenant Leases and the Permitted Exceptions;

(vii)                           a non-foreign affidavit as permitted by Section 1445 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder;

(viii)                        evidence of its capacity and authority for the closing of this transaction;

(ix)                              a form of notice to all tenants of the Property (“Tenant Notice Letter”) duly executed by Seller, in the form attached as Exhibit F;

(x)                                 termination notices for the Terminable Contracts that Buyer requests to be terminated pursuant to Section 5(g) below;

(xi)                              an updated rent roll in the form required pursuant to Section 7(f), below, dated as of the date which is on or within 2 business days prior to the Closing Date;

(xii)                           the Escrow Agreement (as defined in Section 29) duly executed by Seller; and

(xiii)                        such other documents as may be reasonably required to close this transaction.

(c)                                  Buyer’s Closing Deliveries.  At the Closing, Buyer shall perform and deliver, at Buyer’s sole cost and expense, the following:

(i)                                     the Sales Price in Immediately Available Funds (reduced by the amount, if any, of the Earnest Money applied for that purpose and by any other amounts to be credited or debited to Buyer at the Closing pursuant to the provisions of this Contract);

(ii)                                  the Assignment and Assumption Agreement duly executed by Buyer;

(iii)                               the Assignment of Leases duly executed by Buyer;

(iv)                              the Tenant Notice Letter duly executed by Buyer;

(v)                                 evidence of its capacity and authority for the closing of the transaction contemplated herein;

(vi)                              the Escrow Agreement duly executed by Buyer; and

(vii)                           such other documents as may be reasonably required to close this transaction.

(d)                                 Closing Statements.  Prior to the Closing Date, the Title Company shall deliver to Seller and Buyer closing statements in the standard form in use in the State of Texas, which describe the prorations and adjustments required by this Contract.  If Seller and Buyer cannot reasonably agree on the final closing statements to be executed and deposited at Closing with the Title Company because of a dispute over the prorations and adjustments required by this Contract, then, so long as the amount in dispute is less than $10,000 in the aggregate, the Closing nevertheless shall occur, and the amount in dispute shall be withheld from the Sales Price and held in an escrow with the Title Company, to be paid out upon the joint direction of the parties or pursuant to court order upon resolution or other final determination of the dispute.  The provisions of this Section 4(d) shall survive the Closing.

(e)                                  Conditions Precedent.  Buyer’s obligation to close under this Contract shall be subject to and conditioned upon the fulfillment of each and all of the following conditions precedent:  (i) all of the documents required to be delivered by Seller to Buyer at Closing pursuant to the terms and conditions hereof shall have been delivered; (ii) each of the representations and warranties set forth in Section 12 shall be true in all material respects as of the Closing Date; (iii) Seller has performed in all material respects all covenants to be performed by Seller hereunder prior to Closing, including without limitation curing any of Buyer’s title objections if Seller elects to do so pursuant to the terms of Section 6(a), below; (iv) the Title Company is prepared to issue the Pro-Forma Owner’s Title Policy, subject only to the Permitted Exceptions; and (v) Buyer has not elected to terminate the Contract pursuant to any provision hereunder which expressly provides Buyer with a termination right.  Seller’s obligation to close under this Contract shall be subject to and conditioned upon the fulfillment of each and all of the following conditions precedent:  (i) all of the documents required to be delivered by Buyer to Seller at Closing pursuant to the terms and conditions hereof shall have been delivered; (ii) each of the representations and warranties set forth in Section 19 shall be true in all material respects as of the Closing Date; (iii) Buyer has performed in all material respects all covenants to be performed by Buyer hereunder prior to Closing; and (iv) Seller has not elected to terminate the Contract pursuant to any provision hereunder which expressly provides Seller with a termination right.

(f)                                   Closing Costs.  Seller shall pay:  the base premium for the owner’s title policy, except for the premium for the area and boundary deletion (if any) or any other endorsements requested by Buyer, which shall be paid by Buyer; one-half (1/2) of any escrow fee; costs of tax certificates; fees for preparation of the conveyance documentation; Seller’s attorneys’ fees; and other expenses stipulated to be paid by Seller under other provisions of this Contract.  Buyer shall pay:  the cost of any endorsements to the owner’s title policy that are requested by Buyer; costs and expenses for updating the existing survey, if any; one-half (1/2) of any escrow fee; costs and expenses for any financing obtained by Buyer; Buyer’s attorneys’ fees; recording fees; and other expenses stipulated to be paid by Buyer under other provisions of this Contract.  Any other costs or expenses incident to this transaction and the closing hereof not expressly provided for above or otherwise in this Contract shall be allocated between and paid by the parties in accordance with custom and practice in Dallas County, Texas.

(g)                                  Proration of Assessments, Taxes, and Rents.  Assessments, current taxes, rents and maintenance fees will be prorated as of the Closing Date; provided, however, no prorations will be made for delinquent rents existing as of the Closing.  If ad valorem taxes for the year in which the sale is closed are not available on the Closing Date, proration of taxes will be made on the basis of taxes assessed in the previous year, which Buyer and Seller agree shall be $1,414,148.29, with a subsequent cash adjustment of such proration to be made between Seller and Buyer, if necessary, when actual final tax figures are available after any contest and/or related appeal are final.  Upon receipt of the assessed value for the Land and Improvements for purposes of calculating real estate taxes for the year 2016, Seller hereby agrees to file a protest of such assessed value with the Dallas County Tax Assessor with the cost of such protest being prorated in the same manner as the tax proration and paid when the taxes are reprorated as provided below.  Seller hereby agrees that, after the Closing, Buyer may elect, in its sole discretion, whether to continue to pursue or terminate such tax protest.  If any other such charges, expenses, and income are unavailable at the precise Closing Date, then a readjustment of these items shall be made within ninety (90) days after the Closing.  With respect to any delinquent rentals, Buyer will make a reasonable attempt (but shall not be obligated) to collect the same for Seller’s benefit after the Closing in the usual course of the operation of the Property and such collection, if any, will be remitted to Seller promptly upon receipt by Buyer.  Nothing contained herein shall operate to require Buyer to institute any lawsuit or other collection procedure to collect such delinquent rentals or to prohibit Seller from any such collection.  Any sums received by Buyer from any tenants owing delinquent rentals will first be applied to the then-current portion of such tenant’s rent and then (and only then) to delinquent rentals owed with respect to the period before Closing.  Buyer additionally agrees to pay or reimburse all usual and customary finder’s fees, commissions and the like payable with respect to any Tenant Leases which are executed after the Effective Date and prior to the Closing Date.  At the Closing, Seller will pay to Buyer in cash the amount of any security deposits actually paid to or received by Seller under the Tenant Leases (and not as of the Closing Date returned to or forfeited by tenants under Tenant Leases) and any prepaid rentals actually paid to or received by Seller for periods subsequent to the Closing; provided, however, non-refundable payments, deposits, or fees collected by Seller shall not be prorated.  In making the prorations required by this Section 4, the economic burdens and benefits of ownership of the Property for the Closing Date shall be allocated to Buyer.  The provisions of this Section 4(g) shall survive the Closing.

(h)                                 Proration of Utilities.  Utilities and other customarily prorated expenses, including but not limited to water, sewer, gas, electricity, trash removal and fire protection service, and any Service Contracts to be transferred to and assumed by Buyer, to the extent paid for by Seller or required to be paid for by Seller for a period after Closing, will be prorated as of the Closing Date.  Other expenses relating to the Property up to the Closing Date and all periods prior thereto including those required by any Service Contracts which are not to be transferred to and assumed by Buyer will be paid for by Seller and Buyer shall not be liable therefor.  Seller will not assign to Buyer, and Buyer will not be entitled to, any deposits held by any utility company or other company servicing the Property; but rather such deposits will be returned to Seller and Buyer will arrange and bear all responsibility to arrange with all utility companies to have accounts styled in Buyer’s name beginning on the Closing Date.  Despite the foregoing provisions of this section, in the event that there is a ratio utility billing system of any kind whatsoever (“RUBS”) applicable to the Property for any of the following categories of utilities and other reimbursements:  (u) electricity, (v) gas, (w) water/sewer, (x) trash, (y) pest control or (z) other reimbursements, then the amount of RUBS attributable to the uncollected or trailing collections of up two (2) calendar months prior to Closing will be reflected as a credit to Seller at Closing and will be calculated for closing purposes on the uncollected or trailing collections monthly periods based on the monthly average actual trailing RUBS for three (3) months prior to Closing according to the operating statements prepared by Seller and provided to Buyer. A subsequent cash adjustment of RUBS between Seller and Buyer will be made when actual figures are available, but in all events within ninety (90) days after the Closing Date and Seller and Buyer each agree to provide the other such information as the other may reasonably request regarding RUBS and the billing, collection, and payment thereof.  The provisions of this Section 4(h) shall survive the Closing.

(i)                                     No Proration of Insurance.  There shall be no proration of Seller’s insurance premiums or assignment of Seller’s insurance policies.  Buyer shall be obligated (at its own election) to obtain any insurance coverage deemed necessary or appropriate by Buyer.

(j)                                    Prepaid Items.  Any prepaid items, including, without limitation fees for licenses which are transferred to the Buyer at the Closing and annual permit and inspection fees shall be prorated as of the Closing.  Any up-front fees or other non-recurring payment received by Seller prior to the Effective Date at the inception of the term of any telecommunications, laundry or other contract will not be prorated, may be retained by Seller and shall not be credited to Buyer at Closing.  At Closing, Seller shall receive a credit on the final closing statement in the amount of any deposits assigned to Buyer in connection with Service Contracts, if any, which are assigned to Buyer.

5.                                      FEASIBILITY STUDY, INSPECTION, AND SERVICE CONTRACTS:

(a)                                 Buyer Investigation and Buyer’s Termination Right.

(i)                                     Buyer is granted the right to conduct engineering and/or market and economic feasibility studies of the Property and a physical inspection of the Property, including studies or inspections to determine the existence of any environmental hazards or conditions (collectively, the “Buyer Investigation”) during the period (the “Investigation Period”) commencing on the Effective Date and ending at 5:00 p.m., Central Standard Time, on May 23, 2016.  Any Buyer Investigation shall be conducted during the normal business hours of the Property, unless Seller otherwise approves in writing and upon appropriate notice to tenants as permitted or required under any Tenant Leases.  Buyer shall deliver to Seller’s designated representative, Jeff Carter, a written request to enter the Property at least two full business days prior to the intended date of entry.  Each such request shall specify the intended date of entry and shall provide a detailed description of the proposed Buyer Investigation, including, without limitation, a list of contractors who will be performing the proposed Buyer Investigation, a copy, if applicable, of Buyer’s testing plan as described in this Section 5(a)(i) and such other information as Seller reasonably requires in connection with such proposed Buyer Investigation. Neither Buyer nor any of Buyer’s Related Parties shall enter the Property until Seller has given written approval of both the request and any testing plan. Before conducting any test or investigation involving physical disturbance, sampling or invasive testing of any portion of the Property, Buyer shall provide Seller with a reasonably detailed testing plan outlining the tests Buyer intends to perform. No such tests shall be conducted without Seller’s prior written approval of the testing plan and the specific test or investigation.

(ii)                                  Buyer must be accompanied by Seller’s manager for the Property or another designated representative of Seller or have received Seller’s written permission prior to entering upon the Property in connection with any Buyer Investigation; provided, however, Buyer may not enter into any space leased by any tenant without being accompanied by Seller’s manager for the Property or another designated representative of Seller.  Seller agrees to make its manager or other representative reasonably available during normal business hours.  Buyer will not alter the physical condition of the Property without notifying Seller of its requested tests, and obtaining the written consent of Seller to any physical alteration of the Property.  Buyer will exercise its best efforts to conduct or cause to be conducted all inspections and tests in a manner and at times which will not unreasonably interfere with any tenant’s use and occupancy of the Property.  Neither Buyer nor any of Buyer’s Related Parties shall injure or otherwise cause bodily harm to Seller, the property manager, or their respective guests, agents, invitees, contractors and employees or any tenant of the Property or their guests or invitees or cause damage to any part of the Property or any personal property owned or held by such parties.

(iii)                               Neither Buyer nor any of Buyer’s Related Parties have authority to do anything that may result in a lien or encumbrance against the Property in connection with any Buyer Investigation. Without limiting the foregoing, however, Buyer agrees to promptly pay when due all costs associated with any Buyer Investigation and not to cause, permit or suffer any lien or encumbrance to be asserted against the Property related to any Buyer Investigation.  Buyer shall comply with all federal, state and local laws, rules, regulations and ordinances which might in any way relate to any Buyer Investigation.

(iv)                              If requested to do so by Seller, Buyer will promptly deliver to Seller copies of any and all reports, studies, environmental audits, environmental assessments, or other documents or information prepared by or for Buyer or any of Buyer’s Related Parties or obtained by Buyer or any of Buyer’s Related Parties with respect to the Property.

(v)                                 If Buyer determines, in its sole judgment, that the Property is not suitable for any reason for Buyer’s intended use or purpose, or is not in satisfactory condition, then Buyer may terminate this Contract by written notice to Seller prior to expiration of the Investigation Period, in which case the Earnest Money will be returned to Buyer, and neither party shall have any further right or obligation hereunder other than as set forth herein with respect to rights or obligations which survive termination.  If this Contract is not terminated in the manner and within the time provided in this Section 5(a)(v), Buyer’s right to terminate this Contract pursuant to this Section 5(a)(v) and any and all objections with respect to the Buyer Investigation will be deemed to have been waived by Buyer for all purposes.  The Buyer Investigation will be at Buyer’s expense.

(b)                                 Restoration of Property.  Buyer, at its own expense, will promptly fill and compact any holes, and otherwise promptly restore the Property to its original condition if damaged or changed due to the tests and inspections performed by Buyer, free of any mechanic’s or materialman’s liens or other encumbrances arising out of any of the inspections or tests, and will provide Seller, at no cost to Seller, with a copy of the results of any tests and inspections made by Buyer, excluding any market and economic feasibility studies. In no event shall Buyer be obligated to restore, remediate or otherwise cure any pre-existing environmental or other conditions on the Property; provided that (i) Buyer notifies Seller in writing of the pre-existing condition upon its discovery and (ii) Buyer’s tests, inspections or actions do not further exacerbate such pre-existing condition.  The provisions of this Section 5(b) shall survive the Closing or any termination of this Contract and are not subject to any liquidated damage limitation on remedies, notwithstanding anything to the contrary in this Contract.

(c)                                  Indemnity and Release.  Buyer hereby indemnifies and holds Seller harmless from all claims, liabilities, damages, losses, costs, expenses (including, without limitation, reasonable attorneys’ fees), actions and causes of action arising out of the Buyer Investigation performed by Buyer, its agents, independent contractors, servants and/or employees, including, without limitation, claims made by any tenant against Seller for Buyer’s entry into such tenant’s premises or any interference with any tenant’s use or damage to its premises or property in connection with any Buyer Investigation and those arising in whole or in part from the negligence of Seller, its agents, independent contractors, servants and/or employees.  In no event shall Buyer be obligated to indemnify Seller for any restoration, remediation or other costs or damages relating to any pre-existing environmental or other conditions on the Property except to the extent that Buyer fails to notify Seller in writing of the pre-existing condition upon its discovery or Buyer’s tests, inspections or actions further exacerbate the pre-existing condition.  Buyer further waives and releases any claims, demands, damages, actions, causes of action or other remedies of any kind whatsoever against Seller for property damages or bodily and/or personal injuries to Buyer, its agents, independent contractors, servants and/or employees arising out of the Buyer Investigation or use in any manner of the Property, except as may be caused by the gross negligence or intentional misconduct of Seller, its agents, independent contractors, servants and/or employees.  The provisions of this Section 5(c) shall survive the Closing or any termination of this Contract and are not subject to any liquidated damage limitation on remedies, notwithstanding anything to the contrary in this Contract.

(d)                                 Required Insurance.  Buyer, or the applicable Buyer’s Related Parties conducting any Buyer Investigation by or on behalf of Buyer, shall procure and continue in force from and after the date Buyer first enters the Property, and continuing throughout the term of this Contract, workers’ compensation insurance in accordance with applicable law, and Buyer, or the applicable Buyer’s Related Parties conducting any Buyer Investigation by or on behalf of Buyer, shall maintain commercial general liability insurance with limits of at least Two Million Dollars ($2,000,000.00) for bodily or personal injury or death, property damage, and contractual liability with respect to Buyer’s obligations hereunder.  Buyer shall deliver to Seller evidence of such insurance before any Buyer Investigation is conducted on the Property by or on behalf of Buyer.  Each such insurance policy shall be written by a reputable insurance company having a rating of at least “A+:VII” by Best’s Rating Guide (or a comparable rating by a successor rating service), and shall otherwise be subject to Seller’s prior reasonable approval (provided, however, such approval shall not be withheld if such policies otherwise satisfy the requirements set forth herein).  Such insurance policies shall name as additional insureds Seller, Seller’s lender and such other parties holding insurable interests as Seller may designate in writing. Such insurance shall include:  (i) personal injury liability; and (ii) a waiver of subrogation in favor of Seller without exception for the negligence of any additional insured.  Buyer will not be permitted to come onto the Property unless and until Buyer has provided to Seller a certificate of insurance evidencing such coverage, the additional insured status of Seller, and such waiver of subrogation.

(e)                                  Confidential Information.  All information and material furnished or made available by Seller to Buyer in accordance with this Contract or obtained by Buyer in the course of any Buyer Investigation that is not generally known to the public will be treated as confidential information (the “Confidential Information”) by Buyer and Buyer’s Related Parties and shall be used solely for the purpose of Buyer’s evaluation of the condition of the Property.  Prior to the purchase of the Property by Buyer, and if this Contract does not close, neither Buyer nor any of

Buyer’s Related Parties shall reveal, disclose, disseminate, publish or communicate to any other persons, parties or entities any Confidential Information, without the prior written consent of Seller, which shall be given or withheld in Seller’s sole discretion, other than to Buyer’s partners, employees, consultants, attorneys, engineers, licensees, prospective investors, and lenders involved in this transaction who are responsible for determining the feasibility of Buyer’s acquisition of the Property and who have agreed to preserve the confidentiality of such information as required hereby (collectively, “Buyer’s Related Parties”). Buyer shall be responsible for ensuring that any and all of Buyer’s Related Parties (and any other person for whom Buyer has responsibility hereunder) complies with the provisions of this Section 5(e).  At any time and from time to time, within two business days after Seller’s request, Buyer shall deliver to Seller a list of all parties to whom Buyer has provided any Submission Matters (defined below) or Additional Submission Matters (defined below) or any information taken from the Submission Matters or the Additional Submission Matters.  Buyer shall not divulge the contents of the Submission Matters, the Additional Submission Matters or other Confidential Information except in connection with a court order or other legal process otherwise in strict accordance with the confidentiality standards set forth in this Section 5(e). In permitting Buyer and Buyer’s Related Parties to review the Submission Matters, the Additional Submission Matters or any other Confidential Information, Seller has not waived any privilege or claim of confidentiality with respect thereto, and no third party benefits or relationships of any kind, either express or implied, have been offered, intended or created.  The provisions of this Section 5(e) shall survive the termination of this Contract.  Other than research of public records and databases, neither Buyer nor any of Buyer’s Related Parties shall communicate with any regulatory agencies or their individual employees concerning the Property, without the prior written consent of Seller, which shall be given or withheld in Seller’s sole discretion. Buyer shall not contact any tenant, occupant, leasing agent or property manager of the Property or any governmental agent regarding the Property.  Buyer shall also promptly notify Seller in writing of requests for confidential information from any third party or regulatory agency.

(f)                                   Return of Documents. In the event this Contract does not close, Buyer will deliver to Seller all Submission Matters or Additional Submission Matters and all copies made of materials and information pertaining to the Property furnished or made available to Buyer (excluding any market and economic feasibility studies).  The provisions of this Section 5(f) will survive the Closing or any termination of this Contract and are not subject to any liquidated damage limitation on remedies, notwithstanding anything to the contrary in this Contract.

(g)                                  Service Contracts.  During the Investigation Period, Buyer shall review all Service Contracts provided by Seller; provided, however, that Seller shall not be obligated to provide copies of any Service Contracts related to the Property which are part of national accounts of Seller, its affiliates or its property manager and which cannot be assigned to Buyer (collectively, the “National Contracts”).  Seller will provide Buyer with a list of such National Contracts.  Buyer shall assume all of the Service Contracts, except for the National Contracts and those Service Contracts which Buyer elects not to assume that can by their terms be terminated by Seller effective as of the Closing Date without payment of any penalty, termination fee or other charge (collectively, the “Terminable Contracts”).  Buyer shall notify Seller in writing prior to the expiration of the Investigation Period of any Terminable Contracts which it disapproves.  Seller shall, at Seller’s expense, on the Closing Date, terminate the National Contracts and any disapproved Terminable Contracts effective as of the Closing Date.  The property management agreement in effect with respect to the Property shall be deemed to be disapproved by Buyer, and Seller shall, at Seller’s expense, terminate such property management agreement effective not later than the Closing Date.  Other than the National Accounts, the disapproved Terminable Contracts and the property management agreement, all other Service Contracts shall be deemed to have been approved by Buyer, and Buyer shall assume and be liable for any and all obligations under the respective Service Contracts extending past the Closing Date. Notwithstanding anything to the contrary herein, Buyer hereby agrees to assume any Service Contracts that, by their terms, cannot be terminated by Seller on the Closing Date without the payment of a penalty, termination fee or other charge.

6.                                      TITLE REVIEW AND APPROVAL:

(a)                                 Seller shall deliver to Buyer within ten (10) days after the Effective Date (i) a Commitment for Title Insurance with copies of all recorded instruments affecting the Property and recited as exceptions in said Commitment for Title Insurance (collectively, the “Commitment”) and (ii) a current survey  (the “Survey”) of the Property made on the ground by a registered professional land surveyor which conforms to the requirements of an ALTA land title survey according to the latest promulgated standards of the ALTA/ACSM Minimum Standard Detail Requirements.  If Buyer has an objection to items disclosed in the Commitment or Survey, Buyer will have ten (10) days after receipt of both the Commitment and Survey (whichever is later received) to give Seller written notice of its objections.  If Buyer gives timely written notice of its objections, Seller may elect, within five (5) days from the date of Buyer’s notice, to attempt to cure the objections prior to Closing.  If Seller so elects to cure the objections, Seller will utilize reasonable diligence to cure such objections prior to Closing, provided Seller shall have no obligation to expend any money, to incur any contractual or other obligations, or to institute any litigation in pursuing such efforts.  Seller shall provide Buyer with written notice within five (5) days from the date of Buyer’s notice, as to whether or not Seller has elected, in its sole discretion, to cure/satisfy Buyer’s objections prior to Closing and if Seller has not made such election (or is deemed to have not cured the same as set forth below), Buyer may elect within three (3) days after receipt of Seller’s notice (or deemed notice as set forth below), but in any event prior to expiration of the Investigation Period, as its sole and exclusive remedy to either (i) terminate this Contract, in which case the Earnest Money will be refunded to Buyer, and neither party shall have any further rights or obligations pursuant to this Contract, other than as set forth herein with respect to rights or obligations which survive termination, or (ii) waive the unsatisfied objection (which will thereupon become a Permitted Exception) and proceed to Closing.  If Seller fails to provide the aforementioned notice to Buyer within such time, Seller shall be deemed to have provided notice to Buyer that the objections are unsatisfied.  Any exception to title not objected to by Buyer in the manner and within the time period specified in this Section 6 will be deemed accepted by Buyer.  The phrase “Permitted Exceptions” shall mean those exceptions to title set forth in the Commitment or Survey and which have been accepted or deemed accepted by Buyer, including such standard exceptions which may not be removed under applicable state law upon delivery of Seller’s standard owner’s affidavit to the Title Company in connection with Closing.  In no event shall the failure of Seller to deliver a Commitment or a Survey satisfying the requirements of this Section 6(a) extend the period for review of such Commitment or Survey beyond the Investigation Period; and Buyer’s sole remedy on account of any such failure shall be to terminate this Contract prior to the expiration of the Investigation Period in accordance with the provisions of Section 5(a)(v).  If Buyer fails to provide Seller with notice of its objections pursuant to the terms of this Section, Buyer shall be deemed to have approved the Commitment and Survey in all respects and any items disclosed therein shall be deemed Permitted Exceptions.

(b)                                 After the Effective Date, Seller will not intentionally or deliberately place on the Property any lien, encumbrance or other exception other than the Permitted Exceptions.  If after the expiration of the Investigation Period, and prior to the Closing Date, title to the Property becomes subject to any lien, encumbrance or other exception other than the Permitted Exceptions and said encumbrance was not caused by Seller’s intentional or deliberate actions and Seller elects not to discharge such lien or encumbrance, then, if there is no default by Buyer under this Contract, Buyer will have the right to terminate this Contract by written notice to Seller whereupon the Earnest Money will be returned to Buyer, and neither party will have any right or obligation hereunder other than as set forth herein with respect to rights or obligations which survive termination.  If Buyer fails to so terminate, then Buyer will be deemed to waive the exception (which will thereupon become one of the Permitted Exceptions) and proceed to Closing.

7.                                      SUBMISSION MATTERS:  Seller shall use reasonable diligence to attempt to deliver or make available to Buyer pursuant to an electronic datasite within five (5) days after the Effective Date, copies of the following (the “Submission Matters”), to the extent (and only to the extent) that such items are available and in Seller’s actual possession or in the actual possession of Seller’s management company:

(a)                                 a standard form of lease for the rental of apartment units used with respect to the Property;

(b)                                 except for the National Contracts, all service or maintenance contracts relating to the ownership and operation of the Property (“Service Contracts”) and a list of the National Contracts;

(c)                                  all licenses, permits, entitlements and governmental authorizations with respect to the ownership and operation of the Property, including, but not limited to, building permits, certificates of occupancy and any written notices of uncured violations;

(d)                                 the most current real estate and personal property tax statements with respect to the Property;

(e)                                  all warranties and guaranties relating to the Property or any part thereof or to the tangible Personal Property;

(f)                                   a rent roll as of a date not more than thirty (30) days prior to the Effective Date prepared by the management company managing the Property on the standard form in use for the Property;

(g)                                  Insurance loss runs since Seller’s acquisition of the Property;

(h)                                 An income statement for the period of time since Seller’s acquisition of the Property;

(i)                                     Phase I Environmental Site Assessment dated September 24, 2014 prepared by Cardno ATC, Project No. 301.75522.0002; Phase I Environmental Site Assessment dated November 11, 2010 prepared by Terracon, Project No. 94107667A; Geotechnical Engineering Report dated November 10, 2010 prepared by Terracon Consultants, Inc., Project No. 94105245; Operations and Maintenance Plan - Water Quality Management dated December 4, 2014; Operations and Maintenance Plan for Moisture and Microbial Control dated September 26, 2014 prepared by Cardno ATC, Project No. 301.75522.0002; and Operations and Maintenance Plan dated September 26, 2014 prepared by Cardno ATC, Project No. 301.75522.0002; Technical Memorandum (Draft) dated July 18, 2013 prepared by Modern Geosciences, Project No. 13043; Project Update Memorandum dated August 28, 2013 prepared by Modern Geosciences, Project 13043; Modern Geosciences Chlorine Treatment Table prepared by Modern Geosciences; Domestic Hot Water - Cleaning Protocol prepared for Greystar; Letter Report dated October 1, 2014 prepared by Modern Geosciences, Project No. 14179;

(j)                                    a list of all on-site employees and descriptions of any on-site living arrangements;

(k)                                 any license agreements with Dallas Area Rapid Transit which are related to the Property; and

(l)                                     twelve (12) most recent monthly utility bills relating to the Property.

In addition, Seller will cause to be made available to Buyer for inspection at the Property the following (the “Additional Submission Matters”), to the extent (and only to the extent) that such items are available and in Seller’s actual possession:

(i)                                     all Tenant Leases, applications and correspondence located in the tenant lease files;

(ii)                                  delinquency logs, tenant complaint logs, repair/maintenance logs and records;

(iii)                               engineering or architectural drawings (for finished, unfinished or planned improvements); and

(iv)                              all marketing materials used for the Property.

To the extent Buyer requests documentation in addition to the Submission Matters and Additional Submission Matters, Seller shall reasonably consider Buyer’s request for such additional documentation and provide such documentation if such requested documentation (1) is not proprietary or confidential, (2) is in the possession of Seller or its management company, and (3) is generally made available by Seller in the ordinary course of business in the dispositions of property owned by Seller.   Any failure of Seller to timely deliver any of the Submission Matters or make available any of the Additional Submission Matters or any other documentation requested by Buyer will not extend the Investigation Period beyond the period prescribed in Section 5(a)(i) hereof, and Buyer’s sole and exclusive remedy on account of any such failure will be to terminate this Contract prior to the expiration of the Investigation Period in accordance with the provisions of such Section 5(a)(v).  Except as otherwise expressly provided in Sections 12(g) and (h) herein, Seller makes no representation or warranty, express or implied, as to the accuracy or completeness of the information contained in the Submission Matters or the Additional Submission Matters.

8.                                      BROKER’S FEE:  Buyer and Seller represent and warrant to each other that no real estate commissions, finders’ fees, or brokers’ fees have been or will be incurred in connection with the sale of the Property by Seller to Buyer other than a commission payable by Buyer to Berkadia (“Broker”) pursuant to a separate written agreement between Buyer and Broker.  Such commission will be deemed earned and will be due and payable only if, as and when the sale contemplated by this Contract is consummated.  Buyer and Seller will indemnify, defend and hold each other harmless from any claim, liability, obligation, cost or expense (including attorneys’ fees and expenses) for fees or commissions relating to Buyer’s purchase of the Property asserted against either party by any broker or other person (other than the Broker) claiming by, through or under the indemnifying party or whose claim is based on the indemnifying party’s acts.  The terms and provisions hereof supersede in their entirety any conflicting terms in prior agreements or understandings of any kind or character between Buyer and Broker with respect to the payment of a commission, finder’s fee or other sum in connection with the sale of the Property.  Seller acknowledges that Broker may be an entity related to Buyer and that affiliates of Buyer may be licensed real estate brokers.  The provision of this Section 8 shall survive the Closing or any termination of this Contract and are not subject to any liquidated damage limitation on remedies, notwithstanding anything to the contrary in this Contract.

9.                                      LIMITATION OF SELLER’S REPRESENTATIONS AND WARRANTIES:

(a)                                 EXCEPT AS OTHERWISE SPECIFICALLY STATED IN THIS CONTRACT, SELLER HEREBY SPECIFICALLY DISCLAIMS ANY WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, OR CONCERNING (i) THE NATURE AND CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, AND THE SUITABILITY THEREOF AND OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH BUYER MAY ELECT TO CONDUCT THEREON, AND THE EXISTENCE OF ANY ENVIRONMENTAL HAZARDS OR CONDITIONS THEREON (INCLUDING THE PRESENCE OF ASBESTOS) OR COMPLIANCE WITH ANY OR ALL APPLICABLE LAWS, RULES OR REGULATIONS; (ii) EXCEPT FOR ANY WARRANTIES CONTAINED IN THE SPECIAL WARRANTY DEED TO BE DELIVERED BY SELLER AT THE CLOSING, THE NATURE AND EXTENT OF ANY RIGHT-OF-WAY, LEASE, POSSESSION, LIEN, ENCUMBRANCE, LICENSE, RESERVATION, CONDITION OR OTHERWISE; AND (iii) THE COMPLIANCE OF THE PROPERTY OR ITS OPERATION IN COMPLIANCE WITH ANY LAWS, ORDINANCES, ORDERS, RULES OR REGULATIONS OF ANY GOVERNMENTAL OR QUASI-GOVERNMENTAL AUTHORITY HAVING JURISDICTION OVER THE PROPERTY OR ANY PORTION THEREOF. BUYER ACKNOWLEDGES THAT IT WILL INSPECT THE PROPERTY AND BUYER WILL RELY SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND ANY EXPRESS REPRESENTATIONS OR WARRANTIES OF SELLER CONTAINED IN THIS CONTRACT.  BUYER FURTHER ACKNOWLEDGES THAT THE INFORMATION PROVIDED AND TO BE PROVIDED WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND SELLER (i) HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION; AND (ii) EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN SECTIONS 12(g) AND (h) HEREIN, DOES NOT MAKE ANY REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION.  THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN “AS IS,” “WHERE IS” BASIS AND WITH ALL FAULTS, AND BUYER EXPRESSLY ACKNOWLEDGES THAT, IN CONSIDERATION OF THE AGREEMENTS OF SELLER HEREIN, EXCEPT AS OTHERWISE SPECIFIED HEREIN AND EXCEPT FOR THE WARRANTIES OF TITLE TO BE SET FORTH IN THE SPECIAL WARRANTY DEED TO BE EXECUTED BY SELLER AT CLOSING AND ANY REPRESENTATIONS OR WARRANTIES EXPRESSLY MADE HEREIN BY SELLER, SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF CONDITION, HABITABILITY, MERCHANTABILITY, TENANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, IN RESPECT OF THE PROPERTY.  BUYER

FURTHER ACKNOWLEDGES THAT SOME IF NOT ALL OF THE SUBMISSION MATTERS, THE ADDITIONAL SUBMISSION MATTERS AND ANY OTHER DOCUMENTS PROVIDED TO BUYER OR BUYER’S RELATED PARTIES BY OR ON BEHALF OF SELLER WERE PREPARED BY THIRD PARTIES OTHER THAN SELLER. SELLER EXPRESSLY DISCLAIMS ANY AND ALL LIABILITY FOR REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, STATEMENTS OF FACT AND OTHER MATTERS CONTAINED IN SUCH INFORMATION, OR FOR OMISSIONS FROM THE SUBMISSION MATTERS, THE ADDITIONAL SUBMISSION MATTERS AND ANY OTHER DOCUMENTS PROVIDED TO BUYER OR BUYER’S RELATED PARTIES BY OR ON BEHALF OF SELLER OR IN ANY OTHER WRITTEN OR ORAL COMMUNICATIONS TRANSMITTED OR MADE AVAILABLE TO BUYER OR BUYER’S RELATED PARTIES. BUYER SHALL RELY SOLELY UPON BUYER’S OWN INVESTIGATION WITH RESPECT TO THE PROPERTY AND ANY OF SELLER’S EXPRESS REPRESENTATIONS AND WARRANTIES CONTAINED HEREIN, INCLUDING, WITHOUT LIMITATION, THE PROPERTY’S PHYSICAL, ENVIRONMENTAL OR ECONOMIC CONDITION, COMPLIANCE OR LACK OF COMPLIANCE WITH ANY ORDINANCE, ORDER, PERMIT OR REGULATION OR ANY OTHER ATTRIBUTE OR MATTER RELATING THERETO.  SELLER HAS NOT UNDERTAKEN ANY INDEPENDENT INVESTIGATION AS TO THE TRUTH, ACCURACY OR COMPLETENESS OF THE SUBMISSION MATTERS, THE ADDITIONAL SUBMISSION MATTERS OR ANY OTHER DOCUMENTS PROVIDED TO BUYER OR BUYER’S RELATED PARTIES BY OR ON BEHALF OF SELLER AND SELLER IS PROVIDING THE SUBMISSION MATTERS, THE ADDITIONAL SUBMISSION MATTERS AND ANY OTHER DOCUMENTS PROVIDED TO BUYER BY OR ON BEHALF OF SELLER SOLELY AS AN ACCOMMODATION TO BUYER.

(b)                                 EXCEPT AS OTHERWISE SPECIFICALLY STATED IN THIS CONTRACT, BUYER AGREES THAT SELLER SHALL NOT BE RESPONSIBLE OR LIABLE TO BUYER FOR ANY CONSTRUCTION DEFECTS, ERRORS, OMISSIONS, OR ON ACCOUNT OF ANY OTHER CONDITIONS AFFECTING THE PROPERTY, AS BUYER IS PURCHASING THE PROPERTY AS IS, WHERE IS, AND WITH ALL FAULTS.  BUYER OR ANYONE CLAIMING BY, THROUGH OR UNDER BUYER, HEREBY FULLY RELEASES SELLER, ITS EMPLOYEES, OFFICERS, DIRECTORS, REPRESENTATIVES, ATTORNEYS AND AGENTS FROM ANY CLAIM, COST, LOSS, LIABILITY, DAMAGE, EXPENSE, DEMAND, ACTION OR CAUSE OF ACTION ARISING FROM OR RELATED TO ANY CONSTRUCTION DEFECTS, ERRORS, OMISSIONS, OR OTHER CONDITIONS AFFECTING THE PROPERTY, INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL MATTERS OR CONDITIONS AFFECTING OR MIGRATING FROM OR ONTO THE PROPERTY.  BUYER FURTHER ACKNOWLEDGES AND AGREES THAT THIS RELEASE WILL BE GIVEN FULL FORCE AND EFFECT ACCORDING TO EACH OF ITS

EXPRESSED TERMS AND PROVISIONS, INCLUDING, BUT NOT LIMITED TO, THOSE RELATING TO UNKNOWN AND SUSPECTED CLAIMS, DAMAGES AND CAUSES OF ACTION.  THIS COVENANT RELEASING SELLER WILL BE A COVENANT RUNNING WITH THE PROPERTY AND WILL BE BINDING UPON BUYER, ITS SUCCESSORS AND ASSIGNS.  SUBJECT TO CONSUMMATION OF THIS CONTRACT, SELLER HEREBY ASSIGNS TO BUYER, WITHOUT RECOURSE OR REPRESENTATION OF ANY NATURE, EFFECTIVE UPON CLOSING, ANY AND ALL CLAIMS THAT SELLER MAY HAVE AGAINST ANY THIRD PARTY FOR ANY SUCH ERRORS, OMISSIONS OR DEFECTS IN THE PROPERTY.  AS A MATERIAL COVENANT AND CONDITION OF THIS CONTRACT, BUYER AGREES THAT IN THE EVENT OF ANY SUCH CONSTRUCTION DEFECTS, ERRORS, OMISSIONS OR ON ACCOUNT OF ANY OTHER CONDITIONS AFFECTING THE PROPERTY, BUYER WILL LOOK SOLELY TO SELLER’S PREDECESSORS IN TITLE OR TO SUCH CONTRACTORS AND CONSULTANTS AS MAY HAVE CONTRACTED FOR WORK IN CONNECTION WITH THE PROPERTY FOR ANY REDRESS OR RELIEF.  UPON SELLER’S CONVEYANCE OF THE PROPERTY TO BUYER OR BUYER’S PERMITTED ASSIGNEE, BUYER ON BEHALF OF ITSELF AND ANY PERMITTED ASSIGNEE RELEASES SELLER OF ALL RIGHTS, EXPRESS OR IMPLIED, BUYER OR ITS PERMITTED ASSIGNEE MAY HAVE AGAINST SELLER ARISING OUT OF OR RESULTING FROM ANY ERRORS, OMISSIONS OR DEFECTS IN THE PROPERTY, EXCEPT FOR ANY RIGHTS EXPRESSLY STATED TO SURVIVE CONVEYANCE OF THE PROPERTY, INCLUDING WITHOUT LIMITATION THOSE RIGHTS CONTAINED IN SECTION 13(C) HEREOF.  BUYER FURTHER UNDERSTANDS THAT SOME OF SELLER’S PREDECESSORS IN TITLE MAY HAVE FILED PETITIONS UNDER THE BANKRUPTCY CODE AND BUYER MAY HAVE NO REMEDY AGAINST SUCH PREDECESSORS, CONTRACTORS OR CONSULTANTS.  THIS WAIVER AND RELEASE OF CLAIMS SHALL SURVIVE THE CLOSING AND SHALL NOT MERGE INTO THE INSTRUMENTS OF CLOSING.

10.                               DEFAULT:

(a)                                 Default by Buyer.  Unless otherwise provided for herein, if the transaction contemplated hereby is not consummated by reason of Buyer’s breach or other failure to timely perform all obligations and conditions to be performed by Buyer, then Seller may, as its sole and exclusive remedy (whether at law or in equity), terminate this Contract and receive the Earnest Money as liquidated damages. Buyer and Seller hereby agree that actual damages would be difficult or impossible to ascertain and such amount is a reasonable estimate of the damages for such breach or failure.  Upon such payment of the Earnest Money, this Contract shall terminate and neither party shall have any further rights or obligations pursuant to this Contract, other than as set forth herein with respect to rights or obligations which survive termination; all other remedies being herein expressly waived by Seller.

(b)                                 Default by Seller.  If the transaction contemplated hereby is not consummated by reason of Seller’s breach or other failure to timely perform all obligations and conditions to be performed by Seller, then Buyer may, as its sole and exclusive remedy (whether at law or in equity) (except for any other remedies expressly afforded Buyer under this Contract, including without limitation, under Section 13), either (i) terminate this Contract and receive the Earnest Money and if the breach and termination occurs after the expiration of the Investigation Period receive from Seller reimbursement for all documented and verifiable out-of-pocket third party costs and expenses incurred by Buyer in connection with the transaction contemplated in this Contract in an amount not to exceed $250,000.00, and neither party shall have any further rights or obligations pursuant to this Contract, other than as set forth herein with respect to rights or obligations which survive termination, or (ii) enforce specific performance of Seller’s obligations hereunder by filing an action for specific performance within thirty (30) days of the occurrence of Seller’s breach; all other remedies being herein expressly waived by Buyer.  Unless Buyer has filed an action for specific performance within thirty (30) days of the occurrence of Seller’s breach, and such action is pending, Buyer shall not have the right or authority to place a lis pendens against any portion of the Property, and Buyer hereby waives and releases any right it may have under applicable law to file any lis pendens absent such pending action.  The provisions of this Section 10(b) shall survive the Closing or any termination of this Contract notwithstanding anything to the contrary in this Contract.

11.                               ATTORNEYS’ FEES:  Any party to this Contract who is the prevailing party in any legal proceeding against the other party brought under or with respect to this Contract or transaction will be additionally entitled to recover court costs and reasonable attorneys’ fees from the non-prevailing party.

12.                               REPRESENTATIONS AND WARRANTIES OF SELLER:  Seller hereby represents and warrants to Buyer, which representations and warranties will be deemed made by Seller to Buyer as of the Effective Date and also as of the Closing Date, that to Seller’s Knowledge (as hereinafter defined), no special investigation or inquiry having been made (except with respect to the representation and warranty made in Section 12(b), which is not qualified by Seller’s Knowledge):

(a)                                 There are no parties in possession of any portion of the Property except Seller and tenants under Tenant Leases;

(b)                                 Seller has or will have the power and authority to sell and convey the Property as provided in this Contract and to carry out Seller’s obligations hereunder, and that all requisite action necessary to authorize Seller to enter into this Contract and to carry out Seller’s obligations hereunder has been, or on the Closing Date will have been, taken.

(c)                                  Except as disclosed in the Submission Matters and Additional Submission Matters and on Schedule 12(c) attached hereto, Seller has received no written notice either (i) claiming violation of any federal, state, county or municipal law, ordinance, order, regulation or requirement affecting any portion of the Land, Improvements, Intangible Property or Personal Property, or (ii) requiring or calling attention to the need for any work, repairs, construction, alterations or installation in connection with the Land and Improvements which is required in order to comply with any law, ordinance, order, regulation or restrictive covenant, has been issued by any governmental authority.  Seller will provide to Buyer copies of any notices of such violations it may receive following the Effective Date of this Contract.

(d)                                 There is no action, suit, proceeding or claim affecting Seller or the Land, Improvements, Intangible Property or Personal Property or any portion thereof relating to or arising out of the ownership, operation, use or occupancy of the Property threatened in writing or pending or being prosecuted in any court or by or before any federal, state, county or municipal department, commission, board, bureau or agency or other governmental instrumentality.

(e)                                  Seller has not received any written notice of any pending condemnation or similar proceeding affecting the Land, Improvements or Personal Property or any portion thereof.

(f)                                   Seller is not listed in Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit or Support Terrorism, as amended (“Executive Order 13224”), and Seller has no present, actual knowledge that any other persons or entities holding any legal or beneficial interest whatsoever in Seller are included in, owned by, controlled by, knowingly acting for or on behalf of, knowingly providing assistance, support, sponsorship or services of any kind to, or otherwise knowingly associated with any of the persons or entities referred to or described in Executive Order 13224, or banned or blocked person, entity, nation or transaction pursuant to any law, order, rule or regulation that is enforced or administered by the Office of Foreign Assets Control.

(g)                                  Except as otherwise disclosed in the Tenant Leases, the rent roll dated March 22, 2016 (the “Rent Roll”) prepared by Seller’s property manager and delivered to Buyer is substantively accurate in all material respects as of date of the Rent Roll.  Except as otherwise disclosed in the Rent Roll or otherwise in writing to Buyer, the Tenant Leases are in full force and effect as of the date of the Rent Roll.   Notwithstanding anything to the contrary contained in this Contract, Seller does not represent or warrant that any particular Tenant Lease will be in force or effect at Closing or that the tenants under the Tenant Leases will have performed their obligations thereunder.  The termination of any Tenant Lease prior to Closing by reason of a tenant’s default or for any other reason not constituting a default by Seller under this Contract shall not constitute a breach of this representation and warranty by Seller and shall not affect the obligations of Buyer under this Contract in any manner or entitle Buyer to an abatement of or credit against the Sales Price or give rise to any other claim on the part of Buyer.

(h)                                 The operating statements provided by Seller to Buyer were prepared by or for Seller in the ordinary course of its business and said operating statements do not contain any material errors and have been used and relied upon by Seller in its operation of the Property.

(i)                                     Seller has not received any written notice of any material default under any Service Contracts that will not be terminated on the Closing Date.  The Service Contracts are in full force and effect and have not been amended except by any material amendment provided to Buyer pursuant to Section 7.

13.                               LIMITATIONS ON LIABILITY:

(a)                                 Seller’s Knowledge.  As used in this Contract, “Seller’s Knowledge” means the current actual knowledge of Anthony Strauser, Vice President - Asset Management (the “Seller Representative”) without any investigation or inquiry and without regard to the knowledge of any former or other employees, agents or contractors of Seller.  The Seller Representative shall not have any personal liability whatsoever for the representations made herein or for any other matters relating to this Contract.  Buyer acknowledges that the Seller Representative’s current actual knowledge regarding the foregoing matters (including, without limitation, any environmental matters) may be limited.

(b)                                 Pre-Closing Breach.  If any representation or warranty above is actually known by Buyer prior to Closing to be untrue in any material respect and is not remedied by Seller prior to Closing, then Buyer may as Buyer’s sole and exclusive remedy either:  (i) terminate this Contract whereupon the Earnest Money shall be refunded to Buyer and if such breach and termination occurs after the expiration of the Investigation Period receive from Seller reimbursement for all documented and verifiable out-of-pocket third party costs and expenses incurred by Buyer in connection with the transaction contemplated in this Contract in an amount not to exceed $250,000.00, and neither party shall have any further rights or obligations pursuant to this Contract, other than as set forth herein with respect to rights or obligations that survive termination; or (ii) waive its objections and close the transaction.

(c)                                  Post-Closing Liability.  The representations contained in this Contract shall survive the Closing for a period of seven (7) months (the “Survival Period”).  Buyer acknowledges that it is a sophisticated buyer who is familiar with the ownership and operation of real estate projects similar to the Property, and Buyer and Seller have negotiated and agreed upon the length of the Survival Period as an adequate period of time for Buyer to discover any and all facts that could give rise to a claim or cause of action for a breach of a representation.  Upon expiration of the Survival Period, all representations contained in this Contract will be deemed to have merged into the instruments of Closing and shall be of no further force or effect.  Buyer must notify Seller in writing of any claim or cause of action for a breach of any representation not later than the expiration of the Survival Period, and any claim or cause of action brought with respect to a breach of any representation (each, a “Recovery Action”) must be asserted not later than three (3) months after the expiration of the Survival Period.  Time is of the essence with respect to the foregoing time periods, and any claim or cause of action not timely raised in a notice and asserted shall be barred.  Buyer waives its right to bring a Recovery Action unless the damage to Buyer on account of such breach (individually or when combined with damages from other breaches) equals or exceeds $50,000.  Buyer agrees that, with respect to any alleged breach of representations in this Contract discovered during the Survival Period, the maximum liability of Seller for all such alleged breaches is limited to $500,000.  Buyer agrees that, with respect to any alleged breach of representations in this Contract discovered after the Survival Period, the maximum liability of Seller for all such alleged breaches is limited to $100.  The provisions of this Section 13(c) shall survive the Closing.  The remedies for any breach of a representation or warranty that occurs prior to Closing shall be governed by Sections 10 and 13(b).

14.                               COVENANTS OF SELLER:  From the Effective Date until Closing, Seller will (i) maintain and operate the Property in its current state and condition, reasonable wear and tear and damage from casualty excepted, (ii) continue all insurance policies relative to the Property in full force and effect, (iii) not remove any item of Personal Property from the Land or Improvements unless replaced by a comparable item of Personal Property, except for any dead landscaping, which Seller will have no obligation to replace, and (iv) shall perform, when due, all material obligations under any and all agreements relating to the Property and otherwise in accordance with applicable laws, ordinances, rules, and regulations.  On the Closing Date, Seller shall deliver all units which have been vacant for five (5) or more business days to Buyer in Make-Ready Condition (as hereinafter defined).  On the date agreed to by Buyer and Seller that is prior to the Closing Date, Seller and Buyer shall jointly conduct a “walk-through” inspection of all vacant units within the Property for the purpose of determining the fulfillment of Seller’s obligation under this Section 14 and the amount of any credit due Buyer at Closing as set forth in the following sentence.  If any unit is not in Make-Ready Condition at Closing, Seller shall provide Buyer with a credit against the Purchase Price for each unit that is not in Make-Ready Condition in the amount of $750.00 per unit.  For purposes of this Section 14, “Make-Ready Condition” means:  interior carpets have been cleaned and are in good repair, freshly painted (where needed) interior walls, working kitchen appliances (and water heaters and HVAC, to the extent such items serve only the individual vacant unit(s)), maintenance and repair, if necessary, including replacement of stove drip pans and fan and HVAC filters, and checking smoke detectors/alarm, and no material damage to the doors, walls, ceilings, floors or windows inside such vacant units, all consistent with Seller’s practices and procedures during the course of its ownership and reasonable industry standards for properties of the kind and quality of the Property.

15.                               TENANT LEASES:  From the Effective Date until Closing, Seller shall have the right, without Buyer’s consent, to (i) grant any consent or waive any material rights under the Tenant Leases, as long as consistent with Seller’s then current practice, (ii) terminate (or accept a termination) of any Tenant Lease, as long as consistent with Seller’s then current practice, or (iii) enter into a new lease or renew, extend or modify an existing Tenant Lease, as long as in each case same is consistent with Seller’s then current practice.

Notwithstanding the foregoing, Seller shall not enter into any new Service Contracts that are not terminable upon 30 days’ notice or require payment of a termination fee without Buyer’s consent, excluding any Service Contracts entered into in connection with Seller’s obligations under Section 29.

16.                               USE OF PROPERTY:  Seller has not claimed the benefit of laws permitting a special use valuation for the purposes of payment of ad valorem taxes on the Property.  If a previous owner claimed such benefit and, after the purchase is closed, Buyer changes the use of the Property from its present use and the same results in the assessment of additional taxes, such additional taxes will be the obligation of the Buyer, notwithstanding that some or all of such additional taxes may relate back to the period prior to Closing.

17.                               CONDEMNATION:  If prior to the Closing Date condemnation proceedings are commenced against any material portion of the Property, then this Contract will terminate and the Earnest Money will be refunded to Buyer and neither party will have any further rights or obligations pursuant to this Contract, other than as set forth herein with respect to rights or obligations which survive termination.  A “material portion of the Property” as used herein shall mean at least five percent (5%) of the square footage of the structural Improvements or any taking which would materially limit, restrict or impair access to the Property or operation of the Property in materially the same manner as prior to the condemnation.  If prior to the Closing Date condemnation proceedings are commenced against less than a material portion of the Property, then this Contract will not terminate, but at Closing Seller will assign to Buyer any condemnation award and the Sales Price will not be reduced.

18.                               DAMAGE TO PROPERTY:  Seller agrees to give Buyer prompt notice of any fire or other casualty affecting the Land, the Improvements or the Personal Property between the Effective Date and the Closing.  Buyer or its designated agents may enter upon the Property from time to time during normal business hours and upon advance notice to Seller in accordance with this Contract for the purpose of inspecting any such casualty.  Seller and Buyer each expressly waive the provisions of Section 5.007 of the Texas Property Code and hereby agree that the provisions of this Contract shall govern the parties’ obligations in the event of any damage or destruction to the Property or the taking of all or any part of the Property, as applicable, and to the extent permitted by law, Seller and Buyer each expressly waive any other rights or obligations available to the parties under applicable law in the event of any damage or destruction to the Property or the taking of all or any part of the Property.

(a)                                 If prior to the Closing there shall occur damage to the Property caused by fire or other casualty which would cost $500,000.00 or more to repair, then in any such event, Buyer may, at its option, elect to terminate this Contract by written notice to Seller within twenty (20) days after the date of Sellers’ notice to Buyer of the casualty or at the Closing, whichever is earlier, in which case the Earnest Money will be refunded to Buyer, and neither party will have any further rights or obligations hereunder, other than as set forth herein with respect to rights and obligations which survive termination.  If Buyer fails to timely make its election to terminate this Contract, then the Closing will take place as provided herein without reduction of the Sales Price except for a credit in the amount of the applicable insurance deductible, and there will be assigned to Buyer at the Closing all interest of Seller in and to any casualty insurance proceeds, specifically excluding the proceeds of any business interruption or loss of rental insurance or proceeds used by Seller to restore the Property.

(b)                                 If prior to the Closing there shall occur damage to the Property caused by fire or other casualty which would cost less than $500,000.00 to repair, then in any such event Buyer will have no right to terminate this Contract, the Closing will take place as provided herein without reduction of the Sales Price except for a credit in the amount of the applicable insurance deductible, and there will be assigned to Buyer at the Closing all interest of Seller in and to any casualty insurance proceeds, specifically excluding the proceeds of any business interruption or loss of rental insurance.

(c)                                  Seller and Buyer both agree to use Seller’s insurance adjuster’s assessment to determine the amount of damages.

19.                               REPRESENTATIONS AND WARRANTIES OF BUYER:  Buyer represents and warrants to Seller, which representations and warranties shall be deemed made by Buyer to Seller as of the Effective Date and also as of the Closing Date that Buyer has the full right, power and authority to purchase the Property as provided in this Contract and to carry out Buyer’s obligations hereunder, and that all requisite action necessary to authorize Buyer to enter into this Contract and to carry out Buyer’s obligations hereunder has been taken.  Buyer is not listed in Executive Order 13224, and Buyer has no present, actual knowledge that any other persons or entities holding any legal or beneficial interest whatsoever in Buyer are included in, owned by, controlled by, knowingly acting for or on behalf of, knowingly providing assistance, support, sponsorship or services of any kind to, or otherwise knowingly associated with any of the persons or entities referred to or described in Executive Order 13224, or banned or blocked person, entity, nation or transaction pursuant to any law, order, rule or regulation that is enforced or administered by the Office of Foreign Assets Control.  Notwithstanding anything herein to the contrary, any breach by Buyer of any of the foregoing representations or warranties shall constitute a default by Buyer hereunder, and Seller may thereupon, at its option, terminate this Contract by giving written notice thereof, in which event the Earnest Money will be paid to Seller as liquidated damages, and neither Buyer nor Seller shall have any further rights or liabilities hereunder, except as otherwise provided herein.

20.                               ASSIGNMENT:  Buyer may not assign this Contract without Seller’s prior written consent, such consent to be given or denied in Seller’s sole and absolute discretion.  Notwithstanding the foregoing, Buyer may (at or immediately prior to Closing but not earlier), without Seller’s consent, assign its right, title and interest in and to this Contract to an entity controlling, controlled by, or under common control with Buyer so long as Buyer provides the name of such assignee and evidence of such assignee’s relationship with Buyer to Seller at least five (5) business days prior to Closing.

21.                               NONREFUNDABLE CONSIDERATION:  Contemporaneously with the execution and delivery of this Contract, Buyer has delivered to Seller and Seller hereby acknowledges the receipt of a check in the amount of ONE HUNDRED AND NO/100 DOLLARS ($100.00) (“Independent Contract Consideration”), which amount the parties bargained for and agreed to as consideration for Buyer’s exclusive right to inspect and purchase the Property pursuant to this Contract and for Seller’s execution, delivery and performance of this Contract.  The Independent Contract Consideration is in addition to and independent of any other consideration or payment provided in this Contract, is nonrefundable, and, upon the Effective Date hereof, it is fully earned and will be retained by Seller notwithstanding any other provision of this Contract.

22.                               WAIVER OF CONSUMER RIGHTS:  Buyer, after consultation with an attorney of its own selection (which counsel was not directly or indirectly identified, suggested or selected by Seller or any agent of Seller) hereby voluntarily waives its rights under the Deceptive Trade Practices - Consumer Protection Act (Section 17.41, et seq., Business and Commerce Code), a law that gives consumers special rights and protections.  Buyer hereby acknowledges to Seller that Buyer and Seller are not in a significantly disparate bargaining position.

23.                               EFFECTIVE DATE:  The “Effective Date” of this Contract shall be the date this Contract (or counterparts of this Contract) are executed by both Seller and Buyer.

24.                               NOTICE TO TENANTS:  Within ten (10) days after Closing, Buyer shall deliver to each tenant of the Property a completed copy of the Tenant Notice Letter, providing an exact dollar amount of each tenant’s security deposit.  Buyer hereby assumes all liability for all such security deposits that are transferred from Seller to Buyer regardless of whether notice is given to the tenants of the Property in accordance with the provisions of this Section 24.  Buyer shall indemnify and defend Seller from and against all liability for such security deposits.  The provisions of this Section 24 shall survive the Closing.

25.                               NOTICE REGARDING POSSIBLE ANNEXATION:  If the Property is located outside the limits of a municipality, the Property may now or later be included in the extraterritorial jurisdiction of a municipality and may now or later be subject to annexation by the municipality.  Each municipality maintains a map that depicts its boundaries and extraterritorial jurisdiction.  To determine if the Property is located within a municipality’s extraterritorial jurisdiction or is likely to be located within a municipality’s extraterritorial jurisdiction, Buyer must contact all municipalities located in the general proximity of the Property for further information.

26.                               EXCHANGE:  Seller and Buyer, or either of them, may consummate the sale of the Property as part of a like kind exchange (an “Exchange”) pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended (the “Code”), and, in connection therewith may assign its rights under this Contract to a qualified intermediary pursuant to an assignment that satisfies the requirements of the Code.  Each party will reasonably cooperate with the other in that regard, provided that Seller shall pay any additional costs that would not otherwise have been incurred by Buyer or Seller had Seller not consummated its purchase through an Exchange, and Buyer shall pay any additional costs that would not otherwise have been incurred by Seller or Buyer had Buyer not consummated its purchase through an Exchange.  In connection with an Exchange by Buyer, Seller shall not (a) have its rights under this Contract affected or diminished in any manner including but not limited to any delay in Closing, (b) be responsible for compliance with or be deemed to have warranted to Buyer that the Exchange in fact complies with Section 1031 of the Code, or (c) appear in the chain of title of any other property.  In connection with an Exchange by Seller, Buyer shall not (i) have its rights under this Contract affected or diminished in any manner, (ii) be responsible for compliance with or be deemed to have warranted to Seller that the Exchange in fact complies with Section 1031 of the Code, or (iii) appear in the chain of title of any other property.

27.                               LIMITATION OF SELLER’S LIABILITY.  Notwithstanding any other provision of this Contract, any agreement contemplated by this Contract, or any rights which Buyer might otherwise have at law, equity, or by statute, whether based on contract or some other claim, any liability of Seller to Buyer will be satisfied only from Seller’s interest in the Property and the proceeds thereof.  Without limiting the generality of the foregoing, the members, managers, officers, employees, agents or affiliates of Seller will not in any manner be personally or individually liable for the obligations of Seller hereunder or for any claims related to this Contract, any agreement contemplated by this Contract, or the Property.  The provisions of this Section 27 shall survive Closing.

28.                               MISCELLANEOUS:

(a)                                 Any notice required or permitted to be delivered hereunder will be in writing and will be deemed to be delivered and received when delivered if delivered by telecopy or electronic mail before the end of normal business hours or within one (1) business day thereafter if delivered after the end of normal business hours or when actually received when delivered by personal delivery or, if earlier and regardless whether actually received or not, will be deemed to be delivered and received upon deposit with a nationally recognized overnight courier, for next business day delivery, charges prepaid.  For purposes of this Section 28(a), the addresses of each party will be that set forth below the signature of such party hereto with a copy to the other addressees set forth below the signature of such party.  Either party may change its address for notice from time to time by delivery of at least ten (10) days prior written notice of such change to the other party hereto in the manner prescribed herein.

(b)                                 This Contract will be construed under and in accordance with the laws of the State of Texas, and all obligations of the parties created hereunder are performable in Dallas County, Texas.

(c)                                  This Contract will be binding upon and inure to the benefit of the parties hereto, their respective heirs, executors, administrators, legal representatives, successors, and permitted assigns.

(d)                                 In case any one or more of the provisions contained in this Contract shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability will not affect any other provision hereof, and this Contract will be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.  Furthermore, in lieu of any such invalid, illegal or unenforceable provision, there will be automatically added to this Contract a provision as similar to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

(e)                                  This Contract constitutes the sole and only agreement of the parties hereto with respect to the subject matter hereof and supersedes any prior understandings or written or oral agreements between the parties respecting the subject matter hereof and cannot be changed except by their written consent.

(f)                                   Time is of the essence with this Contract.

(g)                                  Words of any gender used in this Contract shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

(h)                                 In accordance with the requirements of the Texas Real Estate License Act, Buyer is hereby advised by Broker that (i) Buyer should be furnished with or obtain a policy of title insurance or have the abstract covering the Property examined by any attorney of its own selection, and (ii) unless otherwise agreed to in writing by the parties hereto, Broker is being paid by Buyer and is representing Buyer in this transaction.

(i)                                     The covenants, indemnification obligations and the waiver and release by Buyer set forth in Sections 5(b), 5(c), 5(e), 5(f), 9(b), 22 and 25(m) and the covenants and indemnification obligations of Buyer and/or Seller set forth in Sections 4(d), 4(g), 4(h), 8, 10, 13(c) and 29 shall survive consummation of Closing or any termination or cancellation of this Contract.

(j)                                    The parties may execute this Contract in one or more identical counterparts, all of which when taken together will constitute one and the same instrument.  The parties may execute and exchange by facsimile or by e-mail as a pdf document or other electronic imaging, counterparts of the signature pages and the same shall be deemed originals.

(k)                                 The parties hereto acknowledge that the parties and their respective counsel have each reviewed and revised this Contract, and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be employed in the interpretation of this Contract or any amendments or exhibits hereto.

(l)                                     Whenever any determination is to be made or action to be taken on a date specified in this Contract, if such date shall fall upon a Saturday, Sunday or holiday observed by federal savings banks in the State of Texas, the date for such determination or action will be extended to the first business day immediately thereafter.

(m)                             Neither this Contract nor any memorandum or short form hereof shall be recorded or filed in any public land or other public records of any jurisdiction by Buyer and any attempt to do so may be treated by Seller as a default of this Contract thereof entitling Seller to terminate this Contract and retain the Earnest Money pursuant to Section 10(a) hereof.  Notwithstanding any such termination, Buyer shall be obligated to execute an instrument in recordable form releasing this Contract, and Buyer’s obligations pursuant to this Section 25(m) shall survive any termination of this Contract as a surviving obligation.

29.                               Fire Alarm System Horns.

(a)                                 Buyer acknowledges that Seller has disclosed that Seller is required under applicable local law to replace the existing fire alarm system horns in the Improvements due to repairs necessitated due to a lightning strike at the Property. Seller and Buyer acknowledge and agree that the replacement of the fire alarm system horns will not occur prior to Closing.

(b)                                 Seller shall use commercially reasonable efforts to obtain the consent of the applicable insurance companies to an assignment by Seller to Buyer at Closing of any insurance proceeds to which Seller is entitled in connection with replacement of the existing fire alarm system horns in the Improvements.  In the event that Seller is able to obtain the necessary consents to assign such insurance proceeds to Buyer at Closing, Buyer shall (i) perform the necessary replacement of the existing fire alarm system horns in the Improvements and any related repair work after the Closing Date, and (ii) indemnify, defend and hold harmless Seller from and against any and all claims, demands, losses, liabilities, costs and expenses (including reasonable attorneys’ fees) incurred by Seller as a result of Buyer’s replacement of or failure to replace the existing fire alarm system horns in the Improvements and any related repair work in accordance with local law requirements; provided, such indemnity shall not apply to any such claims arising prior to or during the term of this Contract.

(c)                                  In the event that Seller is unable to obtain the consent of the applicable insurance companies to an assignment of the insurance proceeds to which Seller is entitled in connection with replacement of the existing fire alarm system horns in the Improvements, Seller hereby agrees, at its sole cost and expense, to replace the existing fire alarm system horns in the Improvements in compliance with applicable local law and to indemnify, defend and hold harmless Buyer from and against any and all claims, demands, losses, liabilities, costs and expenses (including reasonable attorneys’ fees) incurred by Buyer as a result of Seller’s replacement of or failure to replace the existing fire alarm system horns in the Improvements in compliance with applicable local law.  In such case, Seller shall have the sole right to receive and retain any insurance proceeds or any other reimbursement from third parties to which Seller is entitled in connection with any losses, liabilities, costs and expenses (including reasonable attorneys’ fees) incurred by Seller in repairing and restoring the Property in connection with such lightning strike, including, without limitation, in replacing the fire alarm system horns.  Buyer hereby agrees that Seller and its employees, representatives and agents (including any engineers, electricians, local city inspectors or insurance company representatives or consultants) shall have the right to access the Property after Closing for the purposes of replacing, testing and/or permitting the existing fire alarm system horns in the Improvements.  Seller shall provide Buyer with prior notice of the intended date of entry and upon request by Buyer allow representatives of Buyer to be present during such work.  Buyer agrees to cooperate with Seller in connection with the replacement of the fire alarm system horns in the Improvements and shall make its manager or other representative reasonably available during normal business hours.  Seller shall maintain the insurance required under Section 5(d) with Buyer named as an additional insured during the time that Seller is on the Property for purposes of replacing the fire alarm system horns and provide Buyer with a certificate of insurance evidencing such coverage.

(d)                                 At Closing, Seller shall deposit funds in escrow with the Title Company in an amount sufficient to cover the cost of completion for the work to be performed by Seller under Section 29(c) above.  The escrow amount shall be derived by multiplying 110% of the total approved fixed cost amounts received from a reputable contractor for each of the three categories of work reasonably approved by Seller and Buyer (i.e., (i) fire alarm system horns replacement work, (ii) courtesy monitoring work, and (iii) patch and paint work).  If Seller and Buyer are not able to agree upon such amounts prior to the expiration of the Inspection Period, the escrow amount shall be derived by multiplying 110% of the average of three (3) bids from reputable contractor for each of the three categories of required work (i.e., (i) fire alarm system horns replacement work, (ii) courtesy monitoring work, and (iii) patch and paint work).  Buyer and Seller hereby agree that, on or before expiration of the Inspection Period, both parties shall negotiate the form of an escrow agreement that is reasonably acceptable to Buyer, Seller and the Title Company (the “Escrow Agreement”) for the escrow of such funds and execute such Escrow Agreement in connection with the Closing.  The Escrow Agreement shall provide, among other things, that any escrowed funds that remain after completion of the work required work to be performed by Seller under Section 29(c) above shall be released to Seller.  The work that Seller is required to perform under Section 29(c) shall be deemed completed  upon receipt of confirmation from the City of Dallas that such work is completed as and to the extent required by the City of Dallas. The Escrow Agreement shall also provide that if the work that Seller is required to perform under Section 29(c) is not completed on or before the date that is twenty-four (24) months after the Closing Date then Buyer shall have the right to elect, at any time thereafter, in its sole discretion, to terminate the Escrow Agreement and assume responsibility for the work required under Section 29(c) with any remaining escrowed funds disbursed to Buyer for payment of the costs for such remaining work.  Buyer shall have the right to collaterally assign its rights under the Escrow Agreement to any lender providing financing to Buyer in connection with Buyer’s acquisition of the Property.

(e)                                  The rights and obligations of Seller and Buyer under this Section 29 shall survive Closing.

REMAINDER OF PAGE INTENTIONALLY BLANK.
SIGNATURE PAGE(S) FOLLOWS.

EXECUTED on the dates set forth below to be effective as of the Effective Date.

SELLER:

7425 LA VISTA, LLC,
a Texas limited liability company

By:	/s/ Thomas P. Kennedy
Name:	Thomas P. Kennedy
Title:	President

Date signed: 4/07/2016

Address:	7425 La Vista, LLC
15601 Dallas Parkway, Suite 600
Dallas, Texas 75001
Attention: Anthony Strauser
Telephone: 214-655-1600
Facsimile: 214-655-1610
E-mail: astrauser@behringermail.com

with a copy to:

7425 La Vista, LLC
15601 Dallas Parkway, Suite 600
Dallas, Texas 75001
Attention: Jeff Carter
Telephone: 214-655-1600
Facsimile: 214-655-1610
E-mail: jcarter@behringermail.com

with a copy to:

Jones Day
2727 N. Harwood Street
Dallas, Texas 75201
Attention: Michelle Brown
Telephone: 214-969-3673
Facsimile: 214-969-5100
E-mail: mbrown@jonesday.com

BUYER:

DFW LAKEWOOD FLATS APARTMENTS LLC,
a Wisconsin limited liability company

By:	MLG PF II Co-Investor Manager LLC,
a Wisconsin limited liability company,
its manager

	By:	/s/ Timothy J. Wallen
	Name:	Timothy J. Wallen
	Title:	President

Date signed: 4/07/2016

Address:		DFW Lakewood Flats Apartments LLC
8750 N. Central Expressway,
Suite 1010
Dallas, Texas 75231

Attention: Craig Lashley
Telephone: 214-522-1310
Facsimile: 214-559-2333
E-mail: clashley@mlgcapital.com

with a copy to:

Kim L. Lawrence, Esq.
Lawrence Law PLLC
5720 LBJ Freeway, Suite 470
Dallas, Texas 75240
Telephone: 972-661-2145
Email: kim@kimlawrencepc.com

with a copy to:

MLG Companies
13400 Bishop’s Lane, Suite 270
Brookfield, Wisconsin 53005
Attention: Amy B. Herzog, Esq.
Telephone: 262-938-4467
Facsimile: 262-797-8940
E-mail:aherzog@mlgcompanies.com

BROKER:

Broker executes this Contract for the sole purpose of acknowledging and consenting to Section 8. Broker will not be a necessary party to any amendment of this Contract.

BERKADIA

By:	/s/ Taylor Hill
Name:	Taylor Hill
Title:	Director

Date signed: 4/07/2016

TITLE COMPANY:

Receipt of $650,000 Earnest Money is acknowledged in the form of

REPUBLIC TITLE OF TEXAS, INC.

	By:	/s/ Tracy Shanks
	Name:	Tracy Shanks
	Title:	Vice President

	Date signed:	4/11/16

EXHIBITS:

A – Property Description
B – Special Warranty Deed
C – Bill of Sale
D – Assignment and Assumption Agreement
E – Assignment of Tenant Leases and Assumption
F – Tenant Notice Letter

SCHEDULES:

Schedule 12(c)

EXHIBIT A

to
Contract of Sale

PROPERTY DESCRIPTION

TRACT 1:

Lot 5B, Block A/2698, Lakewood Apartments, an addition to the City of Dallas, Dallas County, Texas according to the plat thereof recorded under Clerk’s File No. 201200164159, Map Records, Dallas County, Texas.

TRACT 2:

Lot 3A, Block A/2698, Urban Trail Addition, an addition to the City of Dallas, Dallas County,

Texas, according to the plat thereof recorded under Clerk’s File No. 200900010046, Real Property Records, Dallas County, Texas.

EXHIBIT B

to
Contract of Sale

SPECIAL WARRANTY DEED

                        , 2016

STATE OF TEXAS	§
	§	KNOW ALL PERSONS BY THESE PRESENTS:
COUNTY OF DALLAS	§

That 7425 LA VISTA, LLC, a Texas limited liability company (“Grantor”), for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration to it in hand paid by                , a                , whose address is                       (hereinafter, whether one or more, referred to as “Grantee”), the receipt and sufficiency of which are hereby acknowledged and confessed, and subject to the exceptions, liens, encumbrances, terms and provisions to conveyance and warranty hereinafter set forth and described, has GRANTED, BARGAINED, SOLD and CONVEYED, and by these presents does hereby GRANT, BARGAIN, SELL and CONVEY, unto Grantee all of the real property situated in Dallas County, Texas, described on Exhibit A, which is attached hereto and made a part hereof for all purposes, together with all and singular the rights, benefits, privileges, easements, tenements, hereditaments, and appurtenances thereon or in anywise appertaining thereto, and together with all buildings and improvements located thereon and any right, title, and interest of Grantor in and to adjacent streets, alleys, strips, gores, and rights-of-way (such land, rights, benefits, privileges, easements, tenements, hereditaments, appurtenances, improvements, and interests being hereinafter referred to as the “Property”).

This conveyance is made and accepted subject and subordinate to those encumbrances and exceptions (the “Permitted Encumbrances”) set forth on Exhibit B, which are attached hereto and made a part hereof for all purposes, but only to the extent that they affect or relate to the Property.

TO HAVE AND TO HOLD the Property, subject to the Permitted Encumbrances, unto Grantee, its successors and assigns, forever; and Grantor does hereby bind itself, its successors and assigns, to WARRANT AND FOREVER DEFEND all and singular the Property unto Grantee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same, or any part thereof, except as to the exceptions to conveyance and warranty contained herein, by, through or under Grantor, but not otherwise.

GRANTOR HEREBY SPECIFICALLY DISCLAIMS ANY WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, OR CONCERNING (i) THE NATURE AND CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, AND THE SUITABILITY THEREOF AND OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH GRANTEE MAY ELECT TO CONDUCT THEREON, AND THE EXISTENCE OF ANY ENVIRONMENTAL HAZARDS OR CONDITIONS

THEREON (INCLUDING THE PRESENCE OF ASBESTOS) OR COMPLIANCE WITH ANY OR ALL APPLICABLE LAWS, RULES OR REGULATIONS; (ii) THE NATURE AND EXTENT OF ANY RIGHT-OF-WAY, LEASE, POSSESSION, LIEN, ENCUMBRANCE, LICENSE, RESERVATION, CONDITION OR OTHERWISE; AND (iii) THE COMPLIANCE OF THE PROPERTY OR ITS OPERATION IN COMPLIANCE WITH ANY LAWS, ORDINANCES, ORDERS, RULES OR REGULATIONS OF ANY GOVERNMENTAL OR QUASIGOVERNMENTAL AUTHORITY HAVING JURISDICTION OVER THE PROPERTY OR ANY PORTION THEREOF EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THAT CERTAIN CONTRACT OF SALE DATED APRIL 7, 2016 BY AND BETWEEN GRANTOR AND [GRANTEE] (THE “CONTRACT”).  GRANTEE ACKNOWLEDGES THAT IT WILL INSPECT THE PROPERTY AND EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE CONTRACT, GRANTEE WILL RELY SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY GRANTOR.  THE SALE OF THE PROPERTY IS MADE ON AN “AS IS,” “WHERE IS” BASIS AND WITH ALL FAULTS, AND GRANTEE EXPRESSLY ACKNOWLEDGES THAT, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE CONTRACT, GRANTOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF CONDITION, HABITABILITY, MERCHANTABILITY, TENANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, IN RESPECT OF THE PROPERTY, except that the foregoing shall not be construed to negate the special warranty of title herein set forth.

Grantee, by its acceptance hereof, hereby assumes and agrees to pay any and all standby fees, taxes, and assessments by any taxing authority for the calendar year 2016, and subsequent years.

REMAINDER OF PAGE INTENTIONALLY BLANK.
SIGNATURE PAGES FOLLOW.

EXECUTED by the undersigned to be effective as of the date first set forth herein.

GRANTOR:

7425 LA VISTA, LLC,
a Texas limited liability company

By:
Name:
Title:

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on this        day of                   , 2016, by                  ,                 of 7425 La Vista, LLC, a Texas limited liability company, on behalf of said limited liability company.

Notary Public in and for the State of Texas
(SEAL)

EXHIBIT A

to
Special Warranty Deed

PROPERTY DESCRIPTION

TRACT 1:

Lot 5B, Block A/2698, Lakewood Apartments, an addition to the City of Dallas, Dallas County, Texas according to the plat thereof recorded under Clerk’s File No. 201200164159, Map Records, Dallas County, Texas.

TRACT 2:

Lot 3A, Block A/2698, Urban Trail Addition, an addition to the City of Dallas, Dallas County, Texas, according to the plat thereof recorded under Clerk’s File No. 200900010046, Real Property Records, Dallas County, Texas.

EXHIBIT B

to
Special Warranty Deed

PERMITTED ENCUMBRANCES

[List of Permitted Encumbrances to be Inserted]

EXHIBIT C

to
Contract of Sale

BILL OF SALE

                            , 2016

KNOW ALL PERSONS BY THESE PRESENTS THAT 7425 LA VISTA, LLC, a Texas limited liability company (“Seller”), for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration to Seller in hand paid by                , a                 (“Buyer”), the receipt of which is hereby acknowledged, has Bargained, Sold, Delivered and Assigned, and by these presents does Bargain, Sell, Deliver and Assign, unto Buyer all equipment, fixtures, appliances, inventory and other personal property of whatever kind or character owned by Seller and attached to or installed or located on or in that certain real property situated in Dallas County, Texas, and the improvements situated thereon, such tract of land being described on Exhibit A, attached hereto and made a part hereof for all purposes, including, but not limited to, furniture, furnishings, drapes and floor coverings, office equipment and supplies, heating, lighting, refrigeration, plumbing, ventilating, incinerating, cooking, laundry, communication, electrical, dishwashing, and air conditioning equipment, disposals, window screens, storm windows, recreational equipment, pool equipment, patio furniture, sprinklers, hoses, tools and lawn equipment (collectively, the “Property”).

Seller has executed this Bill of Sale and BARGAINED, SOLD, DELIVERED and ASSIGNED the Property and Buyer has accepted this Bill of Sale and purchased the Property AS IS AND WHEREVER LOCATED, WITHOUT ANY REPRESENTATIONS OR WARRANTIES OF WHATSOEVER NATURE, EXPRESS, IMPLIED, OR STATUTORY, IT BEING THE INTENTION OF SELLER AND BUYER TO EXPRESSLY NEGATE AND EXCLUDE ALL WARRANTIES WHATSOEVER, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, WARRANTIES CREATED BY AFFIRMATION OF FACT OR PROMISE OR BY ANY DESCRIPTION OF THE PROPERTY OR BY ANY SAMPLE OR MODEL AND ANY OTHER WARRANTIES CONTAINED IN OR CREATED BY THE TEXAS UNIFORM COMMERCIAL CODE OR ANY OTHER LAW, except that the foregoing shall not be construed to negate the special warranty of title hereinafter set forth.

Subject to the matters set forth herein, Seller does hereby bind itself, its successors and assigns, to forever Warrant and Defend title to the Property unto Buyer, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Seller, but not otherwise.  The sale, delivery and assignment of the Property is, however, subject to the matters to which that certain Special Warranty Deed (“Deed”) of even date herewith from Seller to Buyer conveying the tract of land described on Exhibit A hereto is made subject as fully as if and for all purposes as if the Property were included and described in the Deed.

EXECUTED by the undersigned to be effective as of the date first written herein.

SELLER:

7425 LA VISTA, LLC,
a Texas limited liability company

By:
Name:
Title:

EXHIBIT A

to
Bill of Sale

LAND DESCRIPTION

TRACT 1:

Lot 5B, Block A/2698, Lakewood Apartments, an addition to the City of Dallas, Dallas County, Texas according to the plat thereof recorded under Clerk’s File No. 201200164159, Map Records, Dallas County, Texas.

TRACT 2:

Lot 3A, Block A/2698, Urban Trail Addition, an addition to the City of Dallas, Dallas County,

Texas, according to the plat thereof recorded under Clerk’s File No. 200900010046, Real Property Records, Dallas County, Texas.

EXHIBIT D

to
Contract of Sale

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”) is made and entered into to be effective as of           , 2016 (the “Effective Date”) by and between 7425 LA VISTA, LLC, a Texas limited liability company (“Assignor”), and                , a                  (“Assignee”).

RECITALS:

A.            Concurrently with the execution and delivery of this Assignment, Assignor is conveying to Assignee by Special Warranty Deed that certain real property, with the improvements located thereon, situated in Dallas County, Texas (the “Property”) and being more particularly described on Exhibit A, which is attached hereto and made a part hereof for all purposes.

B.            Assignee desires to purchase from Assignor, and Assignor desires to sell and assign to Assignee, certain contracts and intangible personal property.

AGREEMENTS:

NOW, THEREFORE, for and in consideration of the premises and the agreements and covenants herein set forth, together with the sum of TEN DOLLARS ($10.00) and other good and valuable consideration on this day paid and delivered by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged and confessed by Assignor, Assignor does hereby ASSIGN, TRANSFER, SET OVER, DELIVER and CONVEY unto Assignee, its successors and assigns, the following properties (collectively, the “Assigned Properties”):

1.                                      The trade name and all trademarks pertaining to “Lakewood Flats,” if any, to the extent assignable, telephone exchanges, URLs and the business and goodwill of Assignor in connection with the Property, save and except the name/trademark “Behringer.”

2.                                      All assignable warranties and guarantees (express or implied) issued in connection with, or arising out of (a) the purchase and repair of all furniture, fixtures, equipment, inventory, and other tangible personal property owned by Assignor and attached to and located in or used in connection with the Property; or (b) the construction of any of the improvements located on the Property.

3.                                      All assignable bonds, licenses, certificates, permits, plans and specifications relating to the operation of the Property or any of the improvements located thereon, or both.

4.                                      All leasing materials and brochures, ledger cards, leasing records, leasing applications, tenant credit reports and maintenance and operating records.

5.                                      All of Assignor’s rights in the service contracts (the “Service Contracts”) described on Exhibit B, which is attached hereto and incorporated herein by reference, and Assignor’s rights, title and interest to the security deposits held thereunder, if any.

By accepting this Assignment and by its execution hereof, Assignee hereby assumes and agrees to perform all of the terms, covenants, and conditions of the Service Contracts on the part of Assignor thereunder, from and after the date hereof, but not prior thereto.

Subject to any limitations on damages contained in that certain Contract of Sale dated April 7, 2016 between Assignor and [Assignee] (the “Contract”), Assignor agrees that it shall indemnify, defend and hold harmless Assignee from and against any and all claims, demands, losses, liabilities, costs and expenses (including reasonable attorneys’ fees) incurred by Assignee as a result of claims or causes of action being brought against Assignee arising out of or relating to the Service Contracts and the obligations of Assignor thereunder which arise from events or occurrences prior to the date hereof.  Assignee agrees that it shall indemnify, defend and hold harmless Assignor from and against any and all claims, demands, losses, liabilities, costs and expenses (including reasonable attorneys’ fees) incurred by Assignor as a result of claims or causes of action being brought against Assignor arising out of or relating to the Service Contracts and the obligations of Assignee thereunder which arise from events or occurrences after the date hereof.

All of the covenants, terms and conditions set forth herein shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

This Assignment may be executed in identical counterparts, all of which, when taken together, will constitute one and the same instrument.

REMAINDER OF PAGE INTENTIONALLY BLANK.
SIGNATURE PAGE(S) FOLLOWS.

EXECUTED by the undersigned to be effective as of the Effective Date.

ASSIGNOR:

7425 LA VISTA, LLC,
a Texas limited liability company

By:
Name:
Title:

ASSIGNEE:

[ ],
a [ ]

By:
Name:
Title:

EXHIBIT A

to
Assignment and Assumption Agreement

PROPERTY DESCRIPTION

TRACT 1:

Lot 5B, Block A/2698, Lakewood Apartments, an addition to the City of Dallas, Dallas County, Texas according to the plat thereof recorded under Clerk’s File No. 201200164159, Map Records, Dallas County, Texas.

TRACT 2:

Lot 3A, Block A/2698, Urban Trail Addition, an addition to the City of Dallas, Dallas County, Texas, according to the plat thereof recorded under Clerk’s File No. 200900010046, Real Property Records, Dallas County, Texas.

EXHIBIT B

to
Assignment and Assumption Agreement

LIST OF SERVICE CONTRACTS

[List of Service Contracts to be Inserted]

EXHIBIT E

to
Contract of Sale

ASSIGNMENT OF TENANT LEASES AND ASSUMPTION

This ASSIGNMENT OF TENANT LEASES AND ASSUMPTION (this “Assignment”) is made and entered into as of                   , 2016 (the “Effective Date”) by and between 7425 LA VISTA, LLC, a Texas limited liability company (“Assignor”), and             , a                 (“Assignee”).

AGREEMENTS:

Assignor, for good and valuable consideration, the receipt of which is hereby acknowledged, hereby GRANTS, TRANSFERS and ASSIGNS to the Assignee all of Assignor’s right, title and interest in and to (i) any and all leases, franchises, licenses, occupancy agreements, or other similar agreements (hereinafter called the Leases,” whether one or more), demising space in or otherwise relating to the improvements now existing on the land described on Exhibit A, attached hereto and made a part hereof (collectively, the land with improvements are referred to herein collectively as the “Premises”) and set forth on Exhibit B, attached hereto and made a part hereof; and (ii) all security deposits under the Leases identified on Exhibit B (collectively the items described in (i) and (ii) above are referred to herein collectively as the “Property”).

TO HAVE AND TO HOLD the Property, together with all and singular the rights, titles, and interests thereto in anywise belonging, to Assignee, its successors and assigns forever, subject to the matters to which that certain Special Warranty Deed (“Deed”) of even date herewith from Assignor to Assignee conveying the tract of land described on Exhibit A hereto is made subject as fully as if and for all purposes as if the Property were included and described in the Deed.

Assignor has executed this Assignment and has GRANTED, TRANSFERRED and ASSIGNED the Property and Assignee has accepted this Assignment and purchased the Property AS IS AND WHEREVER LOCATED, WITHOUT ANY REPRESENTATIONS OR WARRANTIES OF WHATSOEVER NATURE, EXPRESS, IMPLIED OR STATUTORY (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN SECTION 12 OF THE CONTRACT (DEFINED HEREIN)), IT BEING THE INTENTION OF ASSIGNOR AND ASSIGNEE TO EXPRESSLY NEGATE AND EXCLUDE ALL WARRANTIES WHATSOEVER, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, WARRANTIES CREATED BY AFFIRMATION OF FACT OR PROMISE OR BY ANY DESCRIPTION OF THE PROPERTY OR BY ANY SAMPLE OR MODEL AND ANY OTHER WARRANTIES CONTAINED IN OR CREATED BY THE TEXAS UNIFORM COMMERCIAL CODE OR ANY OTHER LAW.

Assignee hereby assumes and agrees to pay and perform all of the terms, covenants, conditions and obligations of the Assignor of the Premises under or with respect to the Property arising or accruing on or after the date hereof, and agrees to indemnify, defend and hold Assignor harmless from and against any claims, costs or liabilities in connection therewith which arise from events or occurrences after the effective date hereof.  Subject to any limitations on damages contained in that certain Contract of Sale dated April 7, 2016 between Assignor and Assignee (the “Contract”), Assignor agrees to indemnify, defend and hold Assignee harmless from and against any claims, costs or liabilities in connection with the Property which arise from events or occurrences prior to the effective date hereof.

All of the covenants, terms and conditions set forth herein shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

This Assignment may be executed in identical counterparts, all of which, when taken together, will constitute one and the same instrument.

REMAINDER OF PAGE INTENTIONALLY BLANK.
SIGNATURE PAGE(S) FOLLOWS.

EXECUTED by the undersigned to be effective as of the Effective Date.

ASSIGNOR:

7425 LA VISTA, LLC,
a Texas limited liability company

By:
Name:
Title:

ASSIGNEE:

[ ],
a [ ]

By:
Name:
Title:

EXHIBIT A

to
Assignment of Tenant Leases and Assumption

LAND DESCRIPTION

TRACT 1:

Lot 5B, Block A/2698, Lakewood Apartments, an addition to the City of Dallas, Dallas County, Texas according to the plat thereof recorded under Clerk’s File No. 201200164159, Map Records, Dallas County, Texas.

TRACT 2:

Lot 3A, Block A/2698, Urban Trail Addition, an addition to the City of Dallas, Dallas County,

Texas, according to the plat thereof recorded under Clerk’s File No. 200900010046, Real Property Records, Dallas County, Texas.

EXHIBIT B

to
Assignment of Tenant Leases and Assumption

RENT ROLL

(See attached rent roll)

EXHIBIT F

to
Contract of Sale

TENANT NOTICE LETTER

Apartment No.

NOTICE OF CHANGE OF OWNERSHIP

Re:                             Notice of Change of Ownership of 7425 La Vista Drive, Dallas, Texas (the “Property”)

Dear Tenant:

We are pleased to announce that, as of           , 2016, 7425 La Vista, LLC, a Texas limited liability company, has transferred, sold, assigned, and conveyed the Property to                (the “New Owner”).  The New Owner has received, and is now responsible for, your security deposit and/or pet deposit in the aggregate amount of $           with respect to your lease at the Property.  In addition, the New Owner has assumed and agreed to perform all of the landlord’s obligations under the lease on and after the date of this letter.  Accordingly, you should pay rent and perform all of your other obligations under the lease to and for the benefit of the New Owner, and its successors and assigns.

Future rental payments with respect to your lease at the Property should be made to the New Owner by delivering to the on-site manager of the Property a check or money order payable to the order of                                                                                   .

This notice is being delivered to you for the purposes of complying with Section 92.105 of the Texas Property Code.

REMAINDER OF PAGE INTENTIONALLY BLANK.
SIGNATURE PAGE(S) FOLLOWS.

Very truly yours,

NEW OWNER:

[ ],
a [ ]

By:
Name:
Title:

TRANSFER ACKNOWLEDGED:

7425 LA VISTA, LLC,
a Texas limited liability company

By:
Name:
Title:

SCHEDULE 12(C)

The City of Dallas has requested that Seller take the following actions for purposes of complying local law:

1.             Installation and/or replacement of the existing fire alarm system horns so that all sleeping areas within the Improvements contain audible appliances that produce a low frequency alarm signal.

2.             The fire alarm system updated to provide a minimum of 6-foot separation (vertical and horizontal) between supply and return loops in all Class “A” wired circuits.  Seller has requested that the City of Dallas issue a variance to Seller for this requirement.